UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): October 11, 2007
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 11, 2007, Dollar Financial Corp. (the “Company”), through Check Mart of Florida, Inc. (“Acquisition Corp”), an indirect wholly-owned subsidiary of the Company, entered into a purchase agreement (the “Asset Purchase Agreement”) to acquire substantially all of the assets (“Acquisition”) of CSS Financial Services, Inc., d/b/a The Check Cashing Store (the “Seller”), which operates eighty-two financial services stores in southeast Florida offering check cashing, payday loans and other ancillary products. The Company intends to utilize a portion of the proceeds from its recent $200.0 million senior convertible note offering, which was completed on June 27, 2007, to pay for the Acquisition.
     The purchase price for the Acquisition, including the consumer loan portfolio and cash in stores at closing, will consist of cash consideration equal to the sum of (i) $101,000,000; (ii) plus or minus the amount by which the cash on hand in Seller’s stores is greater than or less than, respectively, $1,500,000 at the time of consummation of the Acquisition and (iii) plus any security deposits relating to Seller’s assets (collectively the “Purchase Price”). From the total amount of the Purchase Price, $95.0 million will be paid upon the consummation of the Acquisition and $6.0 million will be deposited into an escrow account to secure certain of the Seller’s indemnification obligations under the Asset Purchase Agreement.
     The consummation of the Acquisition is subject to the completion of due diligence, lender consent, receipt of applicable regulatory approvals, including the receipt of state and local business licenses, and the satisfaction of customary closing conditions. The Company expects to complete the Acquisition in forty-five to sixty days; however, there is no assurance that the Acquisition will be consummated at that time or thereafter.
     The Asset Purchase Agreement includes customary non-competition and confidentiality obligations. The Asset Purchase Agreement also contains customary representations and warranties, covenants and indemnification provisions.
     Neither the Company nor any of its subsidiaries or respective affiliates has any material relationship with the Seller or any of its affiliates other than in respect of the Asset Purchase Agreement and the other ancillary agreements entered into in connection with the Acquisition.
     A copy of the press release announcing the Acquisition is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
Exhibit 99.1	Press Release of Dollar Financial Corp. dated October 11, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: October 11, 2007	By:	/s/ Randy Underwood
Randy Underwood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Dollar Financial Corp. dated October 11, 2007.